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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                                                           Jurisdiction of
Name                                                       Organization
----                                                       ------------

Hewitt Associates S.A ..................................   Argentina+
Hewitt Associates Pty. Ltd .............................   Australia+
Hewitt Associates GmbH .................................   Austria+
Hewitt Associates S.A. .................................   Belgium+
Hewitt Associates Corp. ................................   Canada+
Hewitt Holdings Canada   ...............................   Canada+
3409635 Canada Inc. ....................................   Canada+
3412822 Canada Inc. ....................................   Canada+
Hewitt Associates (Chile) Limitada .....................   Chile+
Hewitt Associates Consulting (Shanghai) Co. Ltd. .......   China+
Finance Arbitrage SAS ..................................   France+
Hewitt Associates SARL .................................   France+
Hewitt Associates GmbH .................................   Germany+
Hewitt Associates (India) Pvt. Ltd .....................   India+
PT Hewitt Konsultan Indonesia ..........................   Indonesia+
Hewitt Bacon & Woodrow (Ireland) Limited ...............   Ireland+
Hewitt Associates Srl ..................................   Italy+
Hewitt Associates Kabushiki Gaisya .....................   Japan+
Hewitt Associates SDN. BHD .............................   Malaysia+
Hewitt Associates de Mexico S. de R.L. de C.V ..........   Mexico+
Empresas Hewitt S. de R.L. de C.V ......................   Mexico+
Hewitt Mexicana S. de R.L. de C.V ......................   Mexico+
Hewitt Associates S.C ..................................   Mexico+
Hewitt Strat Asia, Inc .................................   Philippines+
Hewitt Associates Sp. z o.o ............................   Poland+
Hewitt Associates LLC Sucursal en Portugal .............   Portugal+
Hewitt Associates Pte. Ltd .............................   Singapore+
Hewitt Associates Korea LLC ............................   South Korea+
Hewitt Associates, S.A .................................   Spain+
PRASA Hewitt A.G .......................................   Switzerland+
Hewitt Associates (Thailand) Limited ...................   Thailand+
Hewitt Heijnis & Koelman, B.V. .........................   The Netherlands+
Hewitt Associates Europe Ltd. ..........................   United Kingdom+
Hewitt Bacon & Woodrow Limited .........................   United Kingdom+
Lincolshire Insurance Company PCC Limited ..............   United Kingdom
                                                            (Guernsey)+
Hewitt Associates, Inc. ................................   United States
Hewitt Associates LLC ..................................   United States+
Hewitt Properties I LLC ................................   United States*
Hewitt Properties II LLC ...............................   United States*
Hewitt Properties III LLC ..............................   United States*
Hewitt Properties IV LLC ...............................   United States*
Hewitt Properties V LLC ................................   United States*
Hewitt Properties VI LLC ...............................   United States*
Hewitt Properties VII LLC ..............................   United States*
The Bayview Trust ......................................   United States*
Hewitt Distributions LLC ...............................   United States+
Hewitt Insurance Brokerage LLC .........................   United States+
ANNOD Corp .............................................   United States+
Hewitt Financial Services LLC ..........................   United States+
Sageo LLC ..............................................   United States+


* Denotes wholly-owned subsidiary of the Company.
+ Denotes wholly-owned subsidiary of Hewitt Associates, Inc.